UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2016

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On September 30, 2016, SM Energy Company (the “Company”) entered into the Eighth Amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), and the institutions named therein as lenders. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Amendment or the Credit Agreement, as applicable.

The Amendment modifies the Credit Agreement to allow the Company to sell certain oil and gas assets in its Rocky Mountain Region without any reduction in the Company’s Borrowing Base. In addition, pursuant to the Amendment, the Lenders agreed to set the Borrowing Base at $1.35 billion (following the regularly scheduled redetermination) and the Aggregate Commitment at $1.25 billion.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 4, 2016, the Company completed its previously announced acquisition (the “Acquisition”) of all outstanding membership interests of JPM EOC Opal, LLC (“Opal”) from Rock Oil Holdings LLC (“Seller”) for $980 million of cash consideration, subject to customary purchase price adjustments. Opal owns approximately 24,783 net acres in Howard County, Texas. The Acquisition closed pursuant to that certain Membership Interest Purchase Agreement, dated as of August 8, 2016, by and between the Company and Seller. Other than the Acquisition, there is no material relationship between the Company and Seller.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01    Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 3, 2016, the Company issued a press release announcing that it intended to explore a sale process for its Raven/Bear Den acreage and effectively all of the Company’s lease-holdings in the Williston Basin outside of the Company’s Divide County program. The Company also announced that it had completed its previously announced divestitures of certain assets located in New Mexico, North Dakota, Montana and Wyoming. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

On October 5, 2016, the Company issued a press release announcing that it had completed the Acquisition and that the Company’s borrowing base under its revolving credit facility had increased to $1.35 billion. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits.    The following exhibits are furnished as part of this report:

Exhibit Number	Description
Exhibit 10.1
Eighth Amendment to Fifth Amended and Restated Credit Agreement, dated September 30, 2016, among SM Energy Company, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto

Exhibit 99.1	Press release of the Company dated October 3, 2016, entitled “SM Energy Announces Additional Asset Divestitures”
Exhibit 99.2	Press release of the Company dated October 5, 2016, entitled “SM Energy Announces Closing of Permian Basin Acquisition and Increased Borrowing Base to $1.35 Billion”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	October 6, 2016	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary